CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 26, 2007, in the Registration Statement (Form F-1) and related Prospectus of Valor Computerized Systems Ltd.

Tel Aviv, Israel
January 9, 2008	/s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global